Securities and nd Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2000

SI DIAMOND TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS
(State or Other Jurisdiction of Incorporation)

1-11602	76-0273345
(Commission File No.)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard
Suite 107
Austin, Texas 78758
(Address of Principal Executive Offices)

512/339-5020
(Registrant's Telephone Number, Including Area Code)

Item 5.     Other Events

        Effective as of November 16, 2000, the Company entered into an Amended and Restated Rights Agreement (the “Rights Agreement”) to eliminate those provisions that required certain actions to be taken only by “Continuing Directors” of the Company. Under the Rights Agreement as originally executed, outstanding rights could only be redeemed by “Continuing Directors,” which was generally defined to mean directors who were members of the board at the time the Rights Agreement was adopted and any other person who subsequently became a member of the board if such person’s nomination for election to the board was recommended or approved by a majority of the Continuing Directors.

        The Board has determined that it is in the best interest of the Company to enter into the Amended and Restated Rights Agreement to delete the Continuing Director provision because recently the validity of similar provisions adopted by other corporations have been successfully challenged.

Item 7.     Financial Statements and Exhibits.

          (c)          Exhibits:

          4.1            Amended and Restated Rights Agreement dated effective as of November 16, 2000, between the Company and Computershare Trust Company, Inc, as Rights Agent, which includes as Exhibit A the form of Statement of Resolutions which established and designated a series of preferred stock as "Series H Junior Participating Preferred Stock" and fixed and determined the relative rights and preferences thereof, as Exhibit B, the form of Rights Certificate and as Exhibit C, the Summary of Rights to Purchase Preferred Shares.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 8, 2001	SI Diamond Technology, Inc. By: /s/ Tracy Vaught Tracy Vaught, Chief Financial Officer